Exhibit 10.5

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) is entered into as of June 6, 2014, by and between SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 2400 Hanover Street, Palo Alto, California 94304 (“Bank”) and REAL GOODS SOLAR, INC., a Colorado corporation with offices located at 833 West South Boulder Road, Louisville, Colorado 80027 (“Debtor”). This Security Agreement amends and restates in its entirety a certain Amended and Restated Security Agreement, dated as of September 26, 2013, by and between Bank and Debtor.

RECITALS

Debtor has executed and delivered a certain Second Amended and Restated Unconditional Guaranty, guaranteeing the prompt repayment of obligations and liabilities of REAL GOODS ENERGY TECH, INC., a Colorado corporation (“Real Goods Energy”), REAL GOODS TRADING CORPORATION, a California corporation (“Real Goods Trading”), ALTERIS RENEWABLES, INC., a Delaware corporation (“Alteris”), REAL GOODS SYNDICATED INC., a Delaware corporation (“Syndicated”), MERCURY ENERGY, INC., a Delaware corporation (“Mercury”), REAL GOODS SOLAR, INC. - MERCURY SOLAR, a New York corporation (“Mercury Solar”), ELEMENTAL ENERGY, LLC, a Hawaii limited liability company (Elemental”), and SUNETRIC MANAGEMENT LLC, a Delaware limited liability company (“Sunetric”, and together with Real Goods Energy, Real Goods Trading, Alteris, Syndicated, Mercury, Mercury Solar and Elemental, individually and collectively, jointly and severally, the “Borrower”), to the Bank, dated as of the date hereof (as may be amended, restated or otherwise modified from time to time, the “Guaranty”). Bank has agreed to continue to lend money to Borrower, pursuant to that certain Joinder and Sixth Loan Modification Agreement (the “Sixth Loan Modification”), which modifies a certain Loan and Security Agreement, dated as of December 19, 2011, as amended by a certain First Loan Modification Agreement, dated as of August 28, 2012, as further amended by a certain Second Loan Modification and Reinstatement Agreement, dated as of November 13, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of March 27, 2013, as further amended by a certain Joinder and Fourth Loan Modification Agreement, dated as of September 26, 2013 and as further amended by a certain Fifth Loan Modification Agreement, dated as of November 5, 2013 in each case by and among (i) Bank and (ii) Borrower (as further amended by the Sixth Loan Modification and as the same may be further amended, restated, or otherwise modified from time to time, the “Loan Agreement”) but only upon the condition that Debtor execute and deliver this Security Agreement to secure the payment and performance of the obligations and liabilities of Debtor under the Guaranty (the “Liabilities”) in accordance with the terms of this Security Agreement.

AGREEMENT

The parties agree as follows:

1. CREATION OF SECURITY INTEREST

1.1 Grant of Security Interest. Debtor hereby grants to Bank, to secure the payment and performance in full of the Liabilities, a continuing security interest in, and pledges to Bank, the property described in Exhibit A attached hereto (the “Collateral”), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Debtor represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, except as otherwise permitted in Section 7.1 of the Loan Agreement and the definition of “Permitted Liens” therein.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Liabilities are terminated and repaid in full in cash (other than inchoate indemnity obligations). Upon payment in full in cash of the Liabilities (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, the Bank’s Liens shall automatically be released and all rights therein shall revert to Debtor, and Bank shall, at Debtor’s sole cost and expense, and Bank shall permit the filing of UCC termination statements and all other Lien release agreements reasonably requested by Debtor, in each case at the sole cost and expense of Debtor.

1.2 Financing Statements. This Agreement constitutes an authenticated record which authorizes Bank to file such financing statements as Bank determines appropriate. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion. Without limiting the generality of the foregoing, Debtor hereby expressly authorizes Bank to file financing statements without notice to Debtor, with all appropriate jurisdictions, as Bank in its sole discretion deems appropriate from time to time, in order to perfect, protect, or vest more securely Bank’s security interest in the Collateral.

1.3 Delivery of Additional Documentation Required. Debtor shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form and substance reasonably satisfactory to Bank, to perfect and continue Bank’s security interest in the Collateral.

2. REPRESENTATIONS AND WARRANTIES.

2.1 Debtor hereby makes the representations and warranties set forth in Section 5 of the Loan Agreement (which representations and warranties are incorporated by reference herein) with references to “Borrower” therein being deemed references to “Debtor.”

3. EVENTS OF DEFAULT

The following shall constitute an event of default by Debtor under this Agreement (an “Event of Default”):

3.1 Guaranty; Loan Documents. If an Event of Default (as defined therein) occurs under the Loan Agreement, the Guaranty or any of the other Loan Documents.

4. BANK’S RIGHTS AND REMEDIES

4.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Debtor:

(a) declare all Liabilities immediately due and payable (but if an Event of Default described in Section 8.5 of the Loan Agreement occurs, all Liabilities are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under the Loan Agreement or under any other agreement between Borrower and Bank;

(c) for any Letters of Credit, demand that Debtor (i) deposit cash with Bank in an amount equal to 105% (110% if such Letters of Credit are denominated in a currency other than Dollars) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Debtor shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; provided, however, if an Event of Default described in Section 8.5 of the Loan Agreement occurs, the obligation of Debtor to cash collateralize all Letters of Credit remaining undrawn shall automatically become effective without any action by Bank;

(d) settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Debtor money of Bank’s security interest in such funds and verify the amount of such account. Debtor shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(e) make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Debtor shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Debtor grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(f) apply to the Liabilities any (i) balances and deposits of Debtor it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Debtor;

(g) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Debtor’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 4.1, Debtor’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(h) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

(i) demand and receive possession of Debtor’s books and records including ledgers, federal and state tax returns, records regarding Debtor’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information (“Debtor’s Books”); and

(j) exercise all rights and remedies available to Bank under the Code, the Loan Documents or at law or equity, including all remedies provided under any applicable law (including disposal of the Collateral pursuant to the terms thereof).

4.2 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Guaranty, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Debtor’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

4.3 Demand; Protest. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Debtor may in any way be liable.

5. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

The laws of the State of New York shall apply to this Security Agreement. DEBTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS SECURITY AGREEMENT. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ITS PROPERTY IN THE COURTS OR ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHT AGAINST DEBTOR OR ITS PROPERTY.

DEBTOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS SECURITY AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6. GENERAL PROVISIONS

6.1 Successors and Assigns. This Security Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Security Agreement nor any rights hereunder may be assigned by Debtor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Debtor to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank’s obligations, rights and benefits hereunder.

6.2 Indemnification. Debtor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Debtor whether under this Security Agreement or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

6.3 Right of Set-Off. Debtor hereby grants to Bank, a lien, security interest and right of setoff as security for all Liabilities to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Debtor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF DEBTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

6.4 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Security Agreement.

6.5 Severability of Provisions. Each provision of this Security Agreement shall be severable from every other provision of this Security Agreement for the purpose of determining the legal enforceability of any specific provision.

6.6 Amendments in Writing, Integration. This Security Agreement cannot be changed or terminated orally. This Security Agreement and the other Loan Documents represent the entire agreement about his subject matter and supersede prior negotiations or agreements.

6.7 Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Security Agreement.

6.8 Survival. All covenants, representations and warranties made in this Security Agreement shall continue in full force and effect so long as any liabilities and obligations under the Guaranty and this Security

Agreement remain outstanding. The obligations of Debtor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in this Security Agreement shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

6.9 Amendment of Loan Documents. Debtor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Documents or any part thereof; (b) take and hold security for the payment of the Loan Documents, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

6.10 Debtor Waivers. Debtor waives any right to require Bank to (a) proceed against Borrower, Debtor, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower or Debtor; (c) marshal any assets of Borrower or Debtor; or (d) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or Debtor or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Debtor hereunder. Debtor waives any defense arising by reason of any disability or other defense of Borrower or Debtor or by reason of the cessation from any cause whatsoever of the liability of Borrower or Debtor. Debtor waives any setoff, defense or counterclaim that Borrower or Debtor may have against Bank. Debtor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower or Debtor. Debtor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and, Debtor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Debtor waives all rights to participate in any security now or hereafter held by Bank. Debtor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Security Agreement and of the existence, creation, or incurring of new or additional indebtedness. Debtor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Debtor, Bank shall have no duty to advise Debtor of information known to Bank regarding such condition or any such circumstances.

6.11 Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Debtor agrees that Debtor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower or Debtor, any other person, or otherwise, as though such payment had not been made.

7. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement, with references to “Borrower” therein being deemed references to “Debtor”, as applicable.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first above written.

(“Debtor”)

REAL GOODS SOLAR, INC.

By:	/s/ Anthony DiPaolo
Name:	Anthony M. Dipaolo
Title:	Chief Financial Officer

(“Bank”)

SILICON VALLEY BANK

By:	/s/ Elisa Sun
Name:	Elisa Sun
Title:	Vice President

[Signature Page to Second Amended and Restated Guarantor Security Agreement]

Exhibit A – Collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Debtor’s books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.